EXHIBIT 12


                                 U S WEST, Inc.
                       RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)

                                                            Quarter Ended
                                                       12/31/93  12/31/92
    ----------------------------------------------------------------------
    Income from continuing operations                    $394.1    $369.3
      before income taxes
    Interest expense                                      125.1     109.2
    Interest factor on rentals (1/3)                       27.5      26.2
                                                         ------    ------
    Earnings                                             $546.7    $504.7

    Interest expense                                      125.1     109.2
    Interest factor on rentals (1/3)                       27.5      26.2
                                                         ------    ------
    Fixed charges                                        $152.6    $135.4

    Ratio of earnings to fixed charges                     3.58      3.73
    ----------------------------------------------------------------------



                                                              Year Ended
                                                       12/31/93  12/31/92
    ----------------------------------------------------------------------
    Income from continuing operations                    $744.7  $1,569.2
      before income taxes
    Interest expense                                      439.3     453.5
    Interest factor on rentals (1/3)                      101.8      97.9
                                                         ------    ------
    Earnings                                           $1,285.8  $2,120.6

    Interest expense                                      439.3     453.5
    Interest factor on rentals (1/3)                      101.8      97.9
                                                         ------    ------
    Fixed charges                                        $541.1    $551.4

    Ratio of earnings to fixed charges                     2.38      3.85
    ----------------------------------------------------------------------

    The year ended 1993 ratio is based on earnings from continuing operations before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with SFAS No. 71 of $3,123.0 and the early extinguishment of debt of $77.2. The year ended 1993 ratio includes a one-time restructuring charge of $1,000.0. Excluding the restructuring charge the ratio of earnings to fixed charges would have been 4.22.

    The year ended 1992 ratio is based on earnings before the cummulative effect of change in accounting principles which reduced net income by $1,793.4.

                                 U S WEST, Inc.
                       RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)


                                                              Year Ended
                                            1993       1992       1991       1990       1989
- ---------------------------------------------------------------------------------------------
Income from continuing operations         $744.7   $1,569.2   $1,209.3   $1,680.5   $1,505.5
  before income taxes
Interest expense                           439.3      453.5      481.4      459.0      460.2
Interest factor on rentals (1/3)           101.8       97.9       90.4       88.6       79.4
                                      -------------------------------------------------------
Earnings                                $1,285.8   $2,120.6   $1,781.1   $2,228.1   $2,045.1

Interest expense                           439.3      453.5      481.4      459.0      460.2
Interest factor on rentals (1/3)           101.8       97.9       90.4       88.6       79.4
                                      -------------------------------------------------------
Fixed charges                             $541.1     $551.4     $571.8     $547.6     $539.6

Ratio of earnings to fixed charges          2.38       3.85       3.11       4.07       3.79
- ---------------------------------------------------------------------------------------------



All years have been restated to exclude the Capital Assets segment which was discontinued as of June 1, 1993.

The 1993 ratio is based on earnings from continuing operations before extraordinary charges associated with the decision to discontinue accounting for the operations of the Company in accordance with SFAS No. 71 of $3,123.0 and the early extinguishment of debt of $77.2. The 1993 and 1991 ratios include restructuring charges of $1,000.0 and $363.8, respectively. Excluding the restructuring charges the 1993 and 1991 ratios of earnings to fixed charges would have been 4.22 and 3.75, respectively.

The 1992 ratio is based on earnings before the cummulative effect of change in accounting principles which reduced net income by $1,793.4.

                        U S WEST Financial Services, Inc.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)



                                                With                 Without
                                             Parent Support        Parent Support
                                             Quarter Ended         Quarter Ended
                                          12/31/93   12/31/92   12/31/93   12/31/92
- ------------------------------------------------------------------------------------
Income before income taxes                 $65,453    $34,393    $65,453    $34,393
Interest expense                            50,809     34,317     50,809     34,317
Interest factor on rentals (1/3)               183        236        183        236
                                            ------     ------     ------     ------
Earnings                                   116,445     68,946    116,445     68,946

Interest expense                            50,809     34,317     50,809     34,317
Interest factor on rentals (1/3)               183        236        183        236
                                            ------     ------     ------     ------
Fixed charges                              $50,992    $34,553    $50,992    $34,553

Ratio of earnings to fixed charges            2.28       2.00       2.28       2.00
- ------------------------------------------------------------------------------------



                                               Year Ended            Year Ended
                                          12/31/93   12/31/92   12/31/93   12/31/92
- ------------------------------------------------------------------------------------
Income before income taxes                $123,596    $83,283   $123,596    $83,283
Interest expense                           144,980    150,394    144,980    150,394
Interest factor on rentals (1/3)               789        924        789        924
                                            ------     ------     ------     ------
Earnings                                   269,365    234,601    269,365    234,601

Interest expense                           144,980    150,394    144,980    150,394
Interest factor on rentals (1/3)               789        924        789        924
                                            ------     ------     ------     ------
Fixed charges                             $145,769   $151,318   $145,769   $151,318

Ratio of earnings to fixed charges            1.85       1.55       1.85       1.55
- ------------------------------------------------------------------------------------
